Exhibit (11) under N-1A
                                          Exhibit 23 under Item 601/Reg SK



                               ARTHUR ANDERSEN LLP

                            Pittsburgh, Pennsylvania







                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 16 to Form N-1A Registration Statement of Trust for Government Cash Reserves of our report dated January 9, 1998 on the financial statements as of November 30, 1997, of Trust for Government Cash Reserves, included in or made a part of this registration statement.



By: ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
January 27, 1998